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                                                                    EXHIBIT 10.2

                          COMMUNITY FIRST BANK & TRUST
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                             PARTICIPATION AGREEMENT

         THIS PARTICIPATION AGREEMENT (the "Participation Agreement") is entered into as of this 16th day of August, 2005 by and between Community First Bank & Trust (the "Employer"), and MARC LIVELY, an executive of the Employer (the "Participant").

                                    RECITALS:

         WHEREAS, the Employer has adopted the ("Plan") effective as August 16, 2005, and the Administrator has determined that the Participant shall be eligible to participate in the Plan on the terms and conditions set forth in this Participation Agreement and the Plan.

         NOW, THEREFORE, in consideration of the foregoing and the agreements and covenants set forth herein, the parties agree as follows:

         1. Definitions. Except as otherwise provided, or unless the context otherwise requires, the terms used in this Participation Agreement shall have the same meanings as set forth in the Plan.

         2. Plan. Plan means the Community First Bank & Trust Supplemental Executive Retirement Plan, as the same may be altered or supplemented in any validly executed Participation Agreement.

         3. Incorporation of Plan. The Plan, a copy of which is attached hereto as Exhibit A, is hereby incorporated into this Participation Agreement as if fully set forth herein, and the parties hereby agree to be bound by all of the terms and provisions contained in the Plan. The Participant hereby acknowledges receipt of a copy of the Plan and, subject to the foregoing, confirms his understanding and acceptance of all of the terms and conditions contained therein.

         4. Effective Date of Participation. The effective date of the Participant's participation in the Plan shall be August 16, 2005 (the "Participation Date").

         5. Normal Retirement Age. The Participant's Normal Retirement Age for purposes of the Plan and this Participation Agreement is age sixty-five (65).

         6. Year of Service. Participant shall be credited with one year of service for each calendar year Participant has been employed by the Employer, whether such employment began before or after the Participation Date.

         7. Prohibition Against Funding. Should any investment be acquired in connection with the liabilities assumed under this Plan and Participation Agreement, it is expressly understood and agreed that the Participants and Beneficiaries shall not have any



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right with respect to, or claim against, such assets nor shall any such purchase be construed to create a trust of any kind or a fiduciary relationship between the Employer and the Participants, their Beneficiaries, or any other person. Any such assets shall be and remain a part of the general, unpledged, unrestricted assets of the Employer, subject to the claims of its general creditors. It is the express intention of the parties hereto that this arrangement shall be unfunded for tax purposes and for purposes of Title I of ERISA. The Participant shall be required to look to the provisions of the Plan and to the Employer itself for enforcement of any and all benefits due under this Participation Agreement, and, to the extent the Participant acquires a right to receive payment under the Plan and this Participation Agreement, such right shall be no greater than the right of any unsecured general creditor of the Employer. The Employer shall be designated the owner and beneficiary of any investment acquired in connection with its obligation under the Plan and this Participation Agreement.

         8.       Provisions Related to SERP Benefit.

                  (a) SERP Benefit. The SERP Benefit for the Participant shall be an annual benefit of forty percent (40%) of Participant's average final base salary over the immediately preceding full 24 calendar months prior to termination of employment (upon Normal Retirement, Early Retirement or other termination of employment, other than termination for cause, pursuant to which benefits are payable hereunder), paid for the period and on the terms provided herein. Participant's base salary calculation shall be provided by Employer's payroll department.

                  (b) Normal Retirement Vesting. Participant shall be 100% vested in his SERP Benefit upon completing 10 Years of Service, and, except as otherwise provided herein, shall not be vested prior thereto.

                  (c) Early Retirement Vesting. In the event of the occurrence of the following:

                                    1)       Participant's attainment of
                                             fifty-five (55) years of age; and

                                    2)       Participant's completion of ten
                                             (10) Years of Service,

                           Participant may elect thereafter to retire prior to his Normal Retirement Age ("Early Retirement") and receive 100% of his SERP Benefit hereunder.

                           In the event Participant retires with an effective date occurring prior to the realization of the aforementioned vesting conditions,


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                           Participant shall forfeit any entitlement to a SERP
                           Benefit under this Plan.

                  (d) Change of Control. A Participant shall be one-hundred percent (100%) vested in their SERP Benefit upon a Change of Control, as provided for herein. Upon Change of Control, the payment of Participant's SERP Benefit determined hereunder, shall not be distributed to Participant or their Beneficiary until the Participant's employment with the Employer terminates. Upon Participant's termination after a Change of Control (other than by Normal Retirement or Early Retirement), the present value (as of the date of termination and using the discount rate specified in Code Section 1274 in effect for the period of termination) of the Participant's aggregate SERP Benefit payments shall be paid out in a lump sum distribution to Participant, or their Beneficiary, as soon as administratively feasible.

                  (e) Form of SERP Benefit Payment. Subject to the restrictions of Section 4.3 of the Plan, the annual SERP Benefit shall be paid each year in equal monthly installments as of the first day of each calendar month and shall be paid for fifteen (15) years following the Participant's Normal Retirement or eligible Early Retirement.

                  (f) Post Retirement Death Benefit. Participant's SERP Benefit shall be payable for fifteen (15) years. In the event that the Participant dies during the fifteen (15) year SERP Benefit distribution period, Participant's Beneficiary, as designated pursuant to this Participation Agreement, will receive the present value of the remaining SERP Benefit distributions in a lump sum.

                  (g) Pre-Retirement Death Benefit Distribution. In the event of Participant's death prior to Normal Retirement, such Participant's Beneficiary(ies) shall be entitled to a Pre-Retirement Death Benefit equal to the present value (calculated as described in 8(d)) of the aggregate SERP Benefit payments, irrespective of any vesting provisions herein. This Pre-Retirement Death Benefit shall be distributed to Participant's Beneficiary(ies) in a lump sum amount as soon as administratively feasible upon Employer notification.

                  (h) Disability. A Participant shall be one-hundred percent (100%) vested in their Accrued SERP Benefit upon Disability, as provided for herein. For purposes of this Plan, a Participant shall be considered disabled if the Participant is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under


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                           an accident and health plan covering employees of the
                           participant's employer, or as defined by law.

                  (i) Cancellation of Prior Deferred Compensation Agreement. Participant has previously been a Participant in the Employer's Deferred Compensation dated as of April 1, 2001 ("Deferred Compensation Plan"). Participant acknowledges that in consideration of the terms and provisions hereof, he hereby cancels, waives, exchanges and surrenders all rights under Deferred Compensation Plan.

         9.       General Provisions

                  (a)      No Assignment.

                           No benefit under the Participation Agreement shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any such action shall be void for all purposes of the Participation Agreement. No benefit shall in any manner be subject to the debts, contracts, liabilities, engagements, or torts of any person, nor shall it be subject to attachments or other legal process for or against any person, except to such extent as may be required by law.

                  (b)      Headings.

                           The headings contained in the Participation Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, enlarge, or describe the scope or intent of this Plan nor in any way shall they affect this Participation Agreement or the construction of any provision thereof.

                  (c)      Terms.

                           Capitalized terms shall have meanings as defined herein. Singular nouns shall be read as plural, masculine pronouns shall be read as feminine, and vice versa, as appropriate.

                  (d)      Successors.

                           This Participation Agreement shall be binding upon each of the parties and shall also be binding upon their respective successors, and the Employer's assigns.

                  (e)      Amendments.


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                           This Participant Agreement may not be modified or
                           amended except by a duly executed instrument in writing signed by the Employer and the Participant.



                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

                            SIGNATURE PAGE TO FOLLOW



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IN WITNESS WHEREOF, each of the parties has caused this Participation Agreement to be executed as of the day first above written.

PARTICIPANT:                               COMMUNITY FIRST BANK & TRUST:

Marc Lively                                By:
----------------------------------             --------------------------------


                                           Title:
----------------------------------                -----------------------------
Signature of Participant


ATTESTED:                                  ATTESTED:

By:                                        By:
    ------------------------------              -------------------------------


Title:                                     Title:
       ---------------------------                -----------------------------







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                          LIST OF COLLATERAL DOCUMENTS

                                    EXHIBIT A

                          COMMUNITY FIRST BANK & TRUST
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN



                                    EXHIBIT B

                          COMMUNITY FIRST BANK & TRUST
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                             BENEFICIARY DESIGNATION



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                                    EXHIBIT B

                          COMMUNITY FIRST BANK & TRUST
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                             BENEFICIARY DESIGNATION

         In the event of the Participant's death, any benefits to which the Participant may be entitled shall be paid to the Beneficiary designated below. This Beneficiary Designation shall be subject to the terms and conditions set forth in the Plan and shall supersede all prior Beneficiary Designations made by the Participant. This Beneficiary Designation shall be attached to and become part of that certain Participation Agreement, dated as of __________ 1, 2005, between the Employer and the Participant.

         Primary Beneficiary:__________________________________________

         Secondary Beneficiary:________________________________________

         IN WITNESS WHEREOF, the Participant has executed this Beneficiary Designation as of the date indicated.

                                       ---------------------------------------
                                       Signature


                                       Marc Lively
                                       ---------------------------------------
                                       Printed Name of Participant


                                       Dated:
                                              --------------------------------